UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☑
Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Furmanite Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

For more information, contact:
Investor Relations
(713) 634-7775
Email: investor@furmanite.com

FURMANITE CORPORATION MAKES ADDITIONAL CORPORATE GOVERNANCE ENHANCEMENTS AND COMMITMENTS

Board to Search for New, Independent Director with Significant Industry Experience and to Address Compensation of Named Executive Officers to Further Align with Shareholder Interests

Furmanite Urges Stockholders to Vote FOR All Five of Furmanite’s Director Nominees
On the GOLD Proxy Card TODAY

HOUSTON, TEXAS (April 20, 2015) – Furmanite Corporation (NYSE: FRM) today announced that the Company’s Board of Directors is taking additional actions to further enhance the Company’s corporate governance, including reviewing compensation agreements with named executive officers and committing to appoint a new, independent director with deep industry experience.

The Company issued the following statement:

The Furmanite Board of Directors and management team have recently held discussions with shareholders representing a majority of our shares in connection with the upcoming 2015 Annual Meeting of Shareholders scheduled to be held on April 24, 2015. We have listened to shareholder feedback, and we are adopting constructive ideas that we believe will further enhance our corporate governance and support long-term value creation.

New, Independent Director Search
We will promptly initiate a Board candidate evaluation process with the assistance of a leading national search firm, to seek a highly qualified and independent director with strong industry experience relevant to Furmanite’s business to be added to the Board. The search will focus on identifying a candidate that will best represent the interests of all shareholders and support long-term value creation.

Revised Compensation Agreements
To better align with current best practices for such agreements, the Board and our named executive officers have agreed to address in the second quarter of 2015 certain components of their change in control agreements, including, but not limited to, the excise tax gross-up and single trigger provisions. We believe the Board’s and the named executive officers’ commitment demonstrates responsiveness to shareholder feedback, and will better align our compensation structure with the interests of all shareholders.

Vote FOR Your Board on the GOLD Proxy Card
Your Board has a track record of taking action to enhance our governance practices. In recent months and years, we have:

•	Eliminated the “poison pill” by accelerating the expiration of the Company’s shareholder rights plan;

•	Separated the roles of Chairman and Chief Executive Officer;

•	Appointed all independent directors, other than the CEO;

•	Increased the size of the Board to five while adding further diversification to the Board by adding a female Director; and

•	Refreshed the Board to provide new perspective.

The Furmanite Board of Directors and management team have taken – and will continue to take – appropriate steps to further drive high performance and profitable growth across our global organization. Your Board is composed of independent, engaged and highly qualified directors who are overseeing a clearly articulated strategy that is continuing to create value for all shareholders. Importantly, we have a track record of being responsive to the constructive ideas of our shareholders. We believe the actions announced today underscore our alignment with shareholder interests.

The Board strongly urges shareholders to vote the GOLD proxy card FOR all of the Company’s director nominees TODAY. We encourage you not to return the white proxy card. If you previously voted for a white proxy you can revote and override your previous vote by submitting the GOLD proxy card today.

Furmanite stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. As the Annual Meeting date is rapidly approaching, the Furmanite Board strongly urges stockholders to protect the value of their investment in Furmanite by voting on the GOLD proxy card “FOR” ALL of Furmanite’s experienced and highly qualified director nominees: Sangwoo “Bill” Ahn, Kathleen G. Cochran, Kevin R. Jost, Joseph E. Milliron and Ralph J. Patitucci.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
Furmanite@mackenziepartners.com
Call Collect: (212) 929-5500
Or
Toll-Free (800) 322-2885

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services and specialty engineering project solutions companies, providing world class solutions to customer needs through more than 80 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com

IMPORTANT INFORMATION

In connection with its 2015 Annual Meeting of Stockholders, Furmanite Corporation has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF FURMANITE ARE URGED TO READ THE PROXY STATEMENT FOR THE 2015 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and stockholders may obtain free copies of Furmanite’s definitive proxy statement and any other documents filed by Furmanite in connection with the 2015 Annual Meeting at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement are also available in the “Investors” section of the Company’s website at www.furmanite.com. Furmanite and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2015 Annual Meeting. Detailed information regarding the names, affiliations and interests of Furmanite’s directors and executive officers is available in the definitive proxy statement for the 2015 Annual Meeting, which was filed with the SEC on March 16, 2015.

Certain of the Company’s statements in this document are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, the Company’s ability to achieve its targeted future performance and revenue levels, the Company’s ability to achieve planned cost savings, and other risks and uncertainties detailed most recently in the Company’s Form 10-K as of December 31, 2014 filed with the SEC. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this document are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

3